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                                                                    Exhibit 21.1

Wholly Owned Subsidiaries of Univision Communications Inc.

PTI Holdings, Inc.
Univision Television Group, Inc.
KWEX License Partnership, G.P., a California general partnership KUVN License Partnership, G.P., a California general partnership KMEX License Partnership, G.P., a California general partnership KDTV License Partnership, G.P., a California general partnership KFTV License Partnership, G.P., a California general partnership KTVW License Partnership, G.P., a California general partnership KXLN License Partnership, G.P., a California general partnership WGBO License Partnership, G.P., a California general partnership WXTV License Partnership, G.P., a California general partnership WLTV License Partnership, G.P., a California general partnership KUVS License Partnership, G.P., a California general partnership KUVI License Partnership, G.P., a California general partnership The Univision Network Limited Partnership
Galavision, Inc.
Sunshine Acquisition Limited Partnership
Sunshine Acquisition Corp.
Univision Online, Inc.
Vision Latina, S.A. de C.V.
Notivision, S.A. de C.V.
UNLP Mexico, S.A. de C.V.
The UNLP Representative Office Without Income
Univision - EV Holdings, LLC
Univision Sports, LLC